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                                                                   Exhibit 99.12

                                                              Form of Consent of
                                                            Goldman, Sachs & Co.

[Date]
Board of Directors
Boise Cascade Corporation
1111 West Jefferson Street
P.O. Box 50
Boise, Idaho  83728


Re:     Initially Filed Registration Statement on Form S-4 of
        Boise Cascade Corporation  (File No. 333-    )

Ladies and Gentlemen :

Reference is made to our opinion letter, dated July 13, 2003, with respect to the fairness from a financial point of view to Boise Cascade Corporation (the "Company") of the Stock Consideration and the Cash Consideration (each as defined therein), taken in the aggregate, to be paid by the Company for each outstanding share of Common Stock, without par value, of OfficeMax, Inc. ("OfficeMax") pursuant to the Agreement and Plan of Merger, dated as of July 13, 2003, among the Company, Challis Corporation, a direct wholly owned subsidiary of the Company, and OfficeMax.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions "Summary--The Merger", "The Merger--Background of the Merger", and "The Merger--Opinions of Financial Advisers" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose,

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nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.